Exhibit 23 — Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders

United Financial Banking Companies, Inc. and Subsidiaries

We consent to the use of our audit report, dated April 8, 2005, on the consolidated financial statements of United Financial Banking Companies, Inc. and Subsidiaries (Company) for the years ended December 31, 2004 and 2003, incorporated by reference into the Company’s Registration Statement on Form S-8 dated October 7, 1999, and included in the Company’s Form 10-KSB for the year ended December 31, 2004.

/s/ Goodman & Company, L.L.P.

Norfolk, Virginia
April 15, 2005